BECKMAN, MILLMAN & SANDERS, LLP
                           116 John Street, Suite 1313
                            New York, New York 10038



                                                                January 14, 2000


Icy Splash Food & Beverage, Inc.
9-15 166th Street, Suite 5-B
Whitestone, N.Y.  11357

            Re:         Registration Statement on Form SB-2
                        950,000 Shares of Common Stock
                        Registration No. _____________

Gentlemen:

     We have acted as counsel to Icy Splash Food & Beverage, Inc., a New York corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 950,000 shares of the Company's Common Stock, $0.001 par value per share (the "Share"), all of which are issuable upon the exercise of Common Stock Purchase Warrants (the "Warrants"), as described in the Registration Statement, by the holders thereof (the "Selling Security Holders").

     We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares to be issued upon exercise of the Warrants have been duly authorized and reserved and, when issued upon the exercise of each of the Warrants in accordance with its terms, will be validly issued, fully paid and non-assessable.

Icy Splash Food & Beverage, Inc.
January 14, 2000
Page -2-



     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                          Sincerely,

                                          BECKMAN, MILLMAN & SANDERS, LLP

                                          By: /s/ Michael Beckman
                                              ----------------------------
                                               Michael Beckman